UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Eagle Rock Ave

East Hanover, NJ 07936

(Address of Principal Executive Offices)

(973) 396-1720

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (par value $0.00001 per share)	SSNT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 30, 2024, SilverSun Technologies, Inc. (the “Company” or “SilverSun”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Amended and Restated Investment Agreement, dated as of April l4, 2024 (as it may be amended or supplemented, the “Investment Agreement”), by and among Jacobs Private Equity II, LLC, a Delaware limited liability company (“JPE”), and the other investors party thereto (the “Other Investors,” and together with JPE, the “Investors”), pursuant to which the Investors will make an aggregate investment of $1,000,000,000 in cash in the Company, including $900,000,000 from JPE (the “Equity Investment”).

As of April 29, 2024, the record date for the Special Meeting (the “Record Date”), there were 5,315,581 shares of common stock, par value $0.00001 per share, of the Company (the “common stock”), each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 3,655,153 shares of common stock, representing approximately 68.76% of the outstanding shares issued and entitled to vote, were present virtually or by proxy, constituting a quorum to conduct business.

The affirmative vote of a majority of the 5,315,581 shares of common stock outstanding and entitled to vote as of the Record Date was required to approve Proposals 2-9. The affirmative vote of stockholders representing a majority of the votes properly cast by stockholders present in person or represented by proxy at the Special Meeting was required to approve Proposals 1 and 10. The final voting results on the proposals presented for stockholder approval at the Special Meeting are described below. For more information on each of these proposals, see the Company’s Definitive Proxy Statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on April 30, 2024 (as amended and supplemented, the “Proxy Statement”).

Proposal No. 1: To approve the issuance and sale to JPE, and the Other Investors of the Securities (as defined in the Investment Agreement), and the other transactions contemplated by the Investment Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,552,481	46,905	55,767	-

Proposal No. 2: To approve the adoption of the Fifth Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), which would become effective prior to and in connection with the closing of the Equity Investment (as defined in the Investment Agreement).

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,324,828	274,555	55,770	-

Proposal No. 3: To approve separately a feature of the Amended and Restated Certificate of Incorporation implementing the Reverse Stock Split (as defined in the Investment Agreement).

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,575,168	64,115	15,870	-

Proposal No. 4: To approve separately a feature of the Amended and Restated Certificate of Incorporation effecting an increase in the number of authorized shares of common stock to 2,000,000,000 and an increase in the number of authorized shares of preferred stock to 10,000,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,509,430	85,826	59,897	-

Proposal No. 5: To approve separately a feature of the Amended and Restated Certificate of Incorporation specifying the circumstances under which stockholders are able to act by written consent in lieu of a stockholder meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,104,253	496,499	54,401	-

Proposal No. 6: To approve separately a feature of the Amended and Restated Certificate of Incorporation specifying the circumstances under which a special meeting of stockholders may be called.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,327,262	276,491	51,400	-

Proposal No. 7: To approve separately a feature of the Amended and Restated Certificate of Incorporation designating the exclusive forums in which certain claims relating to the Company may be brought.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,317,179	272,119	65,855	-

Proposal No. 8: To approve separately a feature of the Amended and Restated Certificate of Incorporation providing for exculpation of directors and officers to the extent permitted by the Delaware General Corporation Law (the “DGCL”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,317,810	284,040	53,303	-

Proposal No. 9: To approve separately a feature of the Amended and Restated Certificate of Incorporation providing JPE with certain board designation rights.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,317,513	280,032	57,608	-

Proposal No. 10: To approve the QXO, Inc. 2024 Omnibus Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,083,553	505,071	66,529	-

On the basis of the above votes, (i) the proposal to approve the issuance and sale to the Investors of the Securities was approved; (ii) the proposal to adopt the Amended and Restated Certificate of Incorporation was approved; (iii) the proposal to approve separately the feature of the Amended and Restated Certificate of Incorporation implementing the Reverse Stock Split was approved; (iv) the proposal to approve separately the feature of the Amended and Restated Certificate of Incorporation effecting an increase in the number of authorized shares of common stock to 2,000,000,000 and an increase in the number of authorized shares of preferred stock to 10,000,000 was approved; (v) the proposal to approve separately the feature of the Amended and Restated Certificate of Incorporation specifying the circumstances under which stockholders are able to act by written consent in lieu of a meeting was approved; (vi) the proposal to approve separately the feature of the Amended and Restated Certificate of Incorporation specifying the circumstances under which a special meeting of stockholders can be called was approved; (vii) the proposal to approve separately the feature of the Amended and Restated Certificate of Incorporation designating the exclusive forums in which certain claims relating to the Company may be brought was approved; (viii) the proposal to approve separately the feature of the Amended and Restated Certificate of Incorporation providing for exculpation of directors and officers to the extent permitted by the DGCL was approved; (ix) the proposal to approve separately a feature of the Amended and Restated Certificate of Incorporation providing JPE with certain board designation rights was approved, and (x) the proposal to approve the QXO, Inc. 2024 Omnibus Incentive Plan was approved.

Item 7.01 Regulation FD Disclosure.

Press Release

On May 30, 2024, the Company jointly issued a press release with JPE announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The press release is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Reverse Stock Split

As previously announced, the 8-1 reverse stock split of the Company’s common stock, which was approved by the Company’s stockholders at the Special Meeting and which also has been unanimously approved by the board of directors of the Company, is expected to take effect at 9:00 a.m. Eastern Time on June 6, 2024 (the “Effective Time”).

Accordingly, at the Effective Time, each eight shares of the Company’s common stock then issued and outstanding or held by the Company as treasury stock will, automatically and without any action on the part of the respective holders, be combined and converted into one share of the Company’s common stock. The Company’s common stock is expected to begin trading on the Nasdaq Capital Market on a post-reverse stock split basis beginning on June 6, 2024, under a new CUSIP number: 82846H 405.

The Company is implementing the reverse stock split in connection with the Investment Agreement. As a result of the reverse stock split, the number of outstanding shares of the Company’s common stock will be reduced from 5,315,581 to 664,447.

No fractional shares will be issued in connection with the reverse stock split. Instead, each stockholder that would hold fractional shares as a result of the reverse stock split will be entitled to receive, in lieu of such fractional shares, cash in an amount based on the closing price of the Company’s common stock on the Nasdaq Capital Market on June 5, 2024. The reverse stock split will apply to all of the Company’s outstanding shares of common stock and therefore will not affect any stockholder’s ownership percentage of shares of the Company’s common stock, except for de minimis changes resulting from the payment of cash in lieu of fractional shares. Stockholders of record will be receiving information from Pacific Stock Transfer Company, the Company’s transfer agent (“Pacific Stock Transfer”), regarding their stock ownership following the reverse stock split and, if applicable, payments of cash in lieu of fractional shares.

Registered stockholders with certificated shares of common stock will receive a letter of transmittal from Pacific Stock Transfer with instructions on how to surrender certificates representing pre-reverse stock split shares, which will become book-entry shares post-reverse stock split. Such stockholders should not send in their pre-reverse stock split certificates until they receive a letter of transmittal. In order to receive new shares of the Company’s common stock, cash payments in lieu of fractional shares, and any future dividends or distributions the Company may declare with a record date after the Effective Time of the reverse stock split, stockholders must return these certificated shares of common stock. Stockholders with book-entry shares or who hold their shares through a bank, broker, or other nominee will not need to take any action.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others uncertainties as to the completion of the equity investment and the other transactions contemplated by the Investment Agreement, including the risk that one or more of the transactions may involve unexpected costs, liabilities or delays and other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements herein speak only as of the date each statement is made. None of the Company, JPE nor any other person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated May 30, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: May 30, 2024	By:	/s/ Mark Meller
Mark Meller
President, Chief Executive Officer